     As filed with the Securities and Exchange Commission on May 11, 1999
                                                      Registration No. 333-66897
================================================================================
                      SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                             --------------------
                                Amendment No. 2
                                      to
                                   Form S-3
                            REGISTRATION STATEMENT
                                     UNDER
                          THE SECURITIES ACT OF 1933
                             --------------------
                          RENAISSANCE WORLDWIDE, INC.
             (Exact name of registrant as specified in its charter)

                    Massachusetts                     04-2920563
          (State or other jurisdiction             (I.R.S. Employer
          of incorporation or organization)      Identification Number)


                               189 Wells Avenue
                          Newton, Massachusetts 02459
                                (617) 527-6886
         (Address of principal executive offices, including zip code)



                            Richard L. Bugley, Esq.
                      Vice President and General Counsel
                          Renaissance Worldwide, Inc.
                               189 Wells Avenue
                          Newton, Massachusetts 02159
                                (617) 527-6886
                             (617) 527-6999 (Fax)

             (Name and address, including zip code, and telephone
              number, including area code, of agent for service)
                             --------------------
                 Please send copies of all communications to:
                             Keith F. Higgins, Esq.
                                  Ropes & Gray
                            One International Place
                          Boston, Massachusetts 02110
                                 (617) 951-7000
                              (617) 951-7050 (Fax)

Approximate date of commencement of proposed sale to the public: From time to time after the effectiveness of the Registration Statement.

If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [X]

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement under the earlier effective registration statement for the same offering. [ ]

If this form is a post effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box: [ ]


     The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.
================================================================================

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The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is prohibited.
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PROSPECTUS                                                 Subject to Completion
                                                                    May 11, 1999
                          Renaissance Worldwide, Inc.
                                 Common Stock
                               1,532,596 Shares

                             --------------------


     The stockholders of Renaissance Worldwide, Inc. listed on page 7 are offering and selling 1,532,596 shares of our common stock under this prospectus.

     Before purchasing shares of our common stock you should carefully review the Risk Factors section of this prospectus which begins on page 1.

     Our common stock is listed on the Nasdaq National Market with the ticker symbol: "REGI." On May 10, 1999, the closing price of one share of our common stock on the Nasdaq National Market was $6.375.

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Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.
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                             --------------------

                  The date of this Prospectus is May 11, 1999

                               TABLE OF CONTENTS

                                                                          Page
                                                                          -----

RENAISSANCE..............................................................   1

RISK FACTORS.............................................................   1

USE OF PROCEEDS..........................................................   6

SELLING STOCKHOLDERS.....................................................   6

PLAN OF DISTRIBUTION.....................................................   7

WHERE YOU CAN FIND MORE INFORMATION......................................   8

LEGAL OPINIONS...........................................................   9

EXPERTS..................................................................   9

                                  RENAISSANCE

     At Renaissance we provide integrated business and technology consulting services around the world. We maintain offices in the United States, Europe and the Asia-Pacific region. We are organized into three business units based upon our principal service categories: strategy, solutions and services. Our strategy business unit provides management consulting services. Our solutions business unit provides information technology solutions design and implementation and integration services. Our services business unit provides information technology professionals on a contract basis to organizations with complex information technology needs and operations.

     Our principal executive offices are located at 189 Wells Avenue, Newton, Massachusetts 02459 and our telephone number is (617) 527-6886.

                                  RISK FACTORS

     We have divided the following discussion about the risks of our business between those that relate specifically to our company and those that relate generally to companies in the IT services industry.

                   Risks relating specifically to our company

     Our inability to manage growth could adversely affect our operating results

     The significant growth of our business in recent years has placed significant demands on our managerial and other resources. Our ability to manage this growth effectively will require us to continue to improve our operating, financial and other internal systems. We will also have to improve our business development capabilities and train, motivate and manage an increasing number of employees. We currently rely on several different financial reporting systems to monitor and manage our financial performance. These multiple systems are both inefficient and difficult to operate. We are implementing a new single financial reporting system, but that system is not yet in place. If we fail to implement this new system effectively or if we have difficulty transitioning to the new system, we will have difficulty managing the business, which could adversely affect our operating results and stock price. The significant growth in our business since June of 1996 has been coupled with significant increases in our selling, general and administrative expenses. Specifically, such expenses increased 41% from the fiscal year ended June 1996 to the fiscal year ended June 1997. Such expenses increased 63% from the six-month period ended December 1996 to the six-month period ended December 1997 and 59% from the year ended December 1997 to the year ended December 1998. Our failure to effectively control and curb the significant increase in our selling, general and administrative expenses could adversely affect our operating results and stock price.

     Acquisitions involve many financial uncertainties as well as personnel contingencies and therefore can be risky and difficult to integrate

     We have completed more than twenty acquisitions in the last two years. Acquisitions continue to be part of our growth strategy. Acquired businesses do not always generate the revenues or earnings that we thought they would and occasionally we find that they have unknown or undisclosed liabilities. When these situations occur, the Company's business is adversely affected.

     We only receive the anticipated benefits from an acquisition when we successfully integrate it into our own business in a timely and non-disruptive manner. Integration requires substantial management attention. Difficulties we encounter integrating an acquired business can have an adverse effect on our business and operating results. If we fail to integrate the acquired business effectively, key employees of that business may leave, which can further complicate our integration efforts and jeopardize the anticipated benefits of the acquisition.

     We depend on our relationship with PeopleSoft

     The Hunter Group, the principal business in the solutions business unit, derives a substantial proportion of its revenue from its relationship with PeopleSoft, a provider of enterprise resource planning software that addresses broad functional areas such as human resources, finance, treasury and project management. Because The Hunter Group contributes a significant proportion of our operating profits, we are in part dependent on PeopleSoft's continued success. An adverse change in The Hunter Group's relationship with PeopleSoft could adversely affect our operating results. Any changes in PeopleSoft-sponsored programs or a loss of PeopleSoft certifications would adversely affect our business by reducing the number of client referrals and PeopleSoft engagements.

     Our operating results fluctuate and our business is slightly seasonal

     Our operating results have fluctuated from quarter to quarter as a result of many different factors, including the number, significance, mix and timing of client projects, the number of business days in a particular period, and general economic conditions. As our solutions business unit, which provides services principally on a project-by-project basis, grows and contributes a greater percentage of our revenues, we expect that greater variability in quarterly operating results may occur. Our business is also somewhat seasonal. We experience this seasonality in the fourth quarter because of an increased number of holidays in that quarter. Investors should not rely on operating results in any one quarter as an indicator of our future results.

     Doing business internationally involves additional risks unique to foreign operations

     We recruit consultants and generate a portion of our revenues from outside the United States. Foreign operations are subject, however, to special risks that can adversely affect revenues and profits. These risks include:

 . currency exchange rate fluctuations    . tariff and trade barriers
 . labor strikes                          . immigration laws and regulations
 . political and economic disruptions     . potentially adverse tax consequences
 . changes in government policies and     . exchange controls
  regulatory requirements

     Two officers control a substantial amount of our common stock

     More than 35% of our common stock is held by Mr. Conway (25.5%), our chairman and chief executive officer, and Mr. Hunter (10.7%), president of The Hunter Group and a director. As a result, Messrs. Conway and Hunter would be able to significantly influence any matter requiring stockholder approval. This concentration of ownership could also have the effect of making it difficult for a third party to acquire control of the company and may discourage third parties from attempting to do so. Future sales of substantial amounts of this common stock, or the potential for such sales, may adversely affect the prevailing market price of the common stock.

         Risks relating to the information technology services industry

     All providers of IT services face similar risks and we are no exception. We discuss below the significant risks and how they affect our business.

     Our business depends on attracting and retaining qualified IT professionals who are in high demand

     Our business and future growth depend upon our ability to attract and retain experienced and skilled management consultants, IT professionals and IT project managers. Competition for these professionals is intense because the demand for them is greater than their current availability. Despite our best efforts, not all of our professionals will always be satisfied with our culture, compensation and benefits. This problem can be particularly troublesome with professionals of an acquired business who may have come from a corporate culture that is different than our's. There is great mobility among the employees that we need to attract. Many of our competitors have substantially greater financial and other resources than we do. They may offer these individuals more attractive compensation and benefits packages. If we do not recruit, train and maintain a sufficient number of professional personnel, we will not be able to satisfy our clients' demands for IT services and our business will be adversely affected.

     IT projects are complex and subject us to non-payment and other financial risk

     Many of our IT projects subject us to financial risks. These engagements often involve critical business processes and leading-edge software applications. Despite our best efforts, we may not always be able to satisfy a customer's expectations because software applications do not always work as expected. A customer's dissatisfaction could affect its willingness to pay us for these services, which would result in a financial loss on that project. Customer dissatisfaction can also damage our reputation and negatively affect our ability to attract new business. Even in situations where the scope of a project changes, as a result of customer demands or otherwise, we may not always be successful in obtaining a price adjustment as large as the one we seek. To the extent that projects are extended or enlarged without corresponding changes in fee schedules, our business would be adversely affected.

     Failure to remediate Year 2000 problems could lead to liability claims

     Some of our clients have hired us to evaluate and remedy their Year 2000 problem. Many of these engagements involve projects that are critical to the client's operations and business. Despite our best efforts, because the Year 2000 problem is complex and because it is often associated with critical client systems or processes, we may be subject to claims from clients that we failed properly to evaluate or remedy the client's Year 2000 problem. In addition, we have written software code and performed services for our clients in the past that may still be in use but are not year 2000 compliant. Such past efforts may subject us to claims similar to those mentioned above despite the fact that we were not engaged to evaluate or remedy the clients year 2000 problems. Any claims with respect to year 2000 problems, whether meritorious or not, may adversely affect our business.

     Demand for our IT services may decline after 2000

     As the year 2000 approaches, many companies are evaluating their IT systems to decide whether to repair or replace applications that have Year 2000 operability issues. Although we believe that these evaluations are increasing the demand for our services in the short term, this demand will likely dissipate as Year 2000 issues are resolved. Given the lack of precedent for an issue of this magnitude, we cannot accurately forecast the effect of this issue on quarter-to-quarter revenue achievement and our failure to estimate this forecast accurately could adversely affect our business.

     Because we depend on key clients and have no long-term agreements the loss of a key client or clients would be significant

     Although none of our clients accounts for more than 5% of the our revenues, the successive loss of one or more of our significant clients may adversely affect our business. In addition, we face pricing pressure from large clients who often seek reduced prices for a desired volume of business or from clients with whom we wish to maintain a preferred vendor status. Further, in virtually all cases a client can terminate our services agreements on short notice and without any penalty. If a number of these cancellations were to occur in a short time period, our business and operating results would be adversely affected in the short run.

     Our business is subject to fluctuations in the general health of the economy

     Demand for IT consulting services will be affected by the general health of the domestic and international economies. Some clients may reduce expenditures for information technology if they suffer slowdowns in their businesses due to a general slowing of the economy. This reduction in spending may require some clients to delay or cancel IT projects that we had been engaged to manage or on which our consultants may have been staffed. Fluctuations in the general economy that adversely affect the amount of money our clients are willing to spend on IT consulting or related services may adversely affect our business.

     U.S. government limits on immigration restrict our ability to hire foreign nationals

     Each year we hire IT professionals who are foreign nationals working in the United Stated under H-1B permits. Under current law, there is a fixed annual number of H-1B visas available for issuance. Once this limit has been reached, we are unable to hire additional foreign nationals until additional H-1B visas are made available in the next fiscal year. Because as we discuss above we are constantly seeking qualified IT professionals, these limitations on our ability to hire foreign nationals under H-1B visas may adversely affect our business.

     The market for IT services is competitive

     The market for IT services and management consulting services includes a large number of competitors and is highly competitive. Our competitors include "Big Five" accounting firms, systems consulting and integration firms, application software development firms, services divisions of computer equipment companies and general management consulting companies. Moreover, we often compete with the internal resources of our clients. The competitive nature of our marketplaces creates pricing pressures that which may adversely affect our business.

                                USE OF PROCEEDS

     All net proceeds from the sale of the shares of Renaissance common stock will go to the stockholders who offer and sell them. We will not receive any proceeds from this offering.

                              SELLING STOCKHOLDERS

     The selling stockholders acquired their shares of Renaissance common stock from us in exchange for an equity interest in a business that we acquired. Each of the selling stockholders is a party to a registration rights agreement in which we agreed to register a portion of their shares of Renaissance common stock upon their request and to use our best efforts to keep the registration statement effective for ninety (90) days, or until all of the registered shares of Renaissance common stock are sold, whichever comes first. Registration of these shares does not necessarily mean that the selling stockholders will sell all or any of the shares.

     The material relationships between the selling stockholders and Renaissance are as follows: Alex Zoghlin formerly was the chief technology officer and Gilbert Zoghlin formerly was the chief executive officer of Neoglyphics Media Corporation, a wholly-owned subsidiary of Renaissance. Melissa Moore is an employee of Neoglyphics and Wendy Berger Shapiro and Nathan Schrenk formerly were employees of Neoglyphics. Harley Lippman formerly was the President of Triad Data, Inc., a wholly-owned subsidiary of Renaissance. In addition, one or more of the selling stockholders may donate or transfer as gifts some or all of their Renaissance shares, or may transfer their shares for no value to other beneficial owners. The selling stockholders will include these donees or transferees as selling stockholders in a prospectus supplement if the donees or transferees wish to use this prospectus to re-offer the shares.

     The shares listed below represent all of the shares that each selling stockholder currently beneficially owns, the number of shares each of them may offer and the number of shares each of them will own after the offering assuming they sell all of the shares and that they acquire no additional shares before the completion of this offering. Their percentage ownership in Renaissance is shown in parentheses next to the number of shares. If no percentage is indicated for a selling stockholder in the table below, that stockholder's percentage ownership is less than one percent. With respect to each selling stockholder who acquired their shares of Renaissance in exchange for shares of common stock of Neoglyphics (all but Harley Lippman), there are no agreements, commitments or undertakings with respect to the voting or disposition of their shares.


                         Shares Beneficially Owned                      Shares Beneficially
Selling                  and Ownership Percentage   Shares Being        Owned and Ownership
Stockholder               Prior to Offering (1)       Offered      Percentage After Offering (1)
----------------------  --------------------------  ------------  -------------------------------

Harley Lippman                 2,440,920(4.3%)        500,000                1,940,920(3.5%)
Alex Zoghlin                     961,965(1.7%)        475,272                  486,693
Gilbert Zoghlin                  794,548(1.4%)        391,564                  402,984
Melissa Moore                    101,208               50,604                   50,604
Wendy Berger Shapiro              60,725               30,362                   30,363
Dale Zoghlin                      40,483               20,241                   20,242
Malia Zoghlin                     40,483               20,241                   20,242
Ryan Zoghlin                      40,483               20,241                   20,242
Nathan Schrenk                    25,302               24,071                    1,231


                              PLAN OF DISTRIBUTION

     We are registering the shares on behalf of the selling stockholders. "Selling stockholders", as used in this prospectus, includes donees and pledgees selling shares received from a named selling stockholder after the date of this prospectus. The selling stockholders may offer their shares of Renaissance common stock at various times in one or more of the following transactions:

     .    in the over-the-counter market;

     . in private transactions other than in the over-the-counter market;

     . in connection with short sales of the shares of Renaissance common stock;

     .    by pledge to secure debts and other obligations;

     . in connection with the writing of non-traded and exchange-traded call options, in hedge transactions and in settlement of other transactions in standardized or over-the-counter options; or

     .    in a combination of any of the above transactions.

     The selling stockholders may sell their shares at market prices prevailing at the time of sale, at prices related to such prevailing market prices, at negotiated prices or at fixed prices.

     The selling stockholders may use broker-dealers to sell their shares. If this happens, broker-dealers will either receive discounts or commissions from the selling stockholders, or they will receive commissions from purchasers of shares for whom they acted as agents.

     Selling stockholders also may resell all or a portion of the shares in open market transactions in reliance upon Rule 144 under the Securities Act, provided they meet the criteria and conform to the requirements of that Rule.

                      WHERE YOU CAN FIND MORE INFORMATION

     We file annual, quarterly and special reports, proxy statements and other information with the SEC. You may read and copy any document we file at the SEC's public reference rooms in Washington, D.C., New York, New York and Chicago, Illinois. Please call the SEC at 1-800-SEC-0330 for further information on the public reference rooms. Our SEC filings are also available to the public from the SEC's Website at "http://www.sec.gov."

     The SEC allows us to "incorporate by reference" the information we file with them, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus, and the information that we file later with the SEC will automatically update and supersede this information. We incorporate by reference the documents listed below and any future filings we will make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934:

     1. Our Annual Report on Form 10-K for the fiscal year ended December 26, 1998 as filed with the SEC on March 26, 1999;

     2. Our Quarterly Report on Form 10-Q for the quarter ended March 27, 1999 as filed with the SEC on May 11, 1999; and

     3. Our Proxy Statement as filed with the SEC on April 26, 1999.

     You may request a copy of these filings, at no cost, by writing or telephoning us at the following address:

                   Renaissance Worldwide, Inc.
                   189 Wells Avenue
                   Newton, Massachusetts  02459
                   Attention:  General Counsel
                   (617) 527-6886

     This prospectus is part of a registration statement that we have filed with the SEC. You should rely only on the information or representations provided in this prospectus. We have not authorized nor have any of the selling stockholders authorized anyone to provide you with different information. The selling stockholders are not making an offer of these securities in any state where the offer is not permitted. You should not assume that the information in this prospectus is accurate as of any date other than the date on the front of the document.

                                 LEGAL OPINIONS

     For the purpose of this offering, Ropes & Gray, Boston, Massachusetts, is giving its opinion on the validity of the shares.

                                    EXPERTS

     The consolidated financial statements of Renaissance Worldwide, Inc. incorporated in this prospectus by reference to our filing on Form 10-K for the fiscal year ended December 26, 1998, except as they relate to Renaissance Solutions, Inc. for the year ended December 31, 1996, Triad Data, Inc. as of December 31, 1997 and for each of the two years then ended and Neoglyphics Media Corporation as of December 31, 1997 and for the year then ended, have been audited by PricewaterhouseCoopers LLP, independent accountants. The financial statements of Renaissance Solutions, Inc. for the year ended December 31, 1996, not separately presented in the Form 10-K, have been audited by Deloitte & Touche LLP, independent auditors, whose report thereon appears in the Form 10-K. The financial statements of Triad Data, Inc. as of December 31, 1997 and for each of the two years then ended, not separately presented in the Form 10-K, have been audited by Goldstein, Golub, Kessler LLP, independent accountants, whose report thereon appears in the Form 10-K. The financial statements of Neoglyphics Media Corporation as of December 31, 1997 and for the year then ended, not separately presented in the Form 10-K, have been audited by Katch Tyson & Company, independent accountants, whose report thereon appears in the Form 10-K. Such financial statements have been so included in reliance on the reports of such independent accountants given on the authority of such firms as experts in auditing and accounting.

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.  Other Expenses of Issuance and Distribution.

     The following statement sets forth the estimated amounts of expenses to be borne by us in connection with the offering described in this Registration
Statement:

Securities and Exchange Commission

Registration Fee....................  $ 3,756

Legal Fees and Expenses.............  $20,000

Miscellaneous Expenses..............  $15,000

     Total Expenses.................  $38,756

Item 15.  Indemnification of Directors and Officers.

     Massachusetts General Laws, Chapter 156B, Section 67, empowers a Massachusetts corporation to indemnify any person in connection with any action, suit or proceeding brought or threatened by reason of the fact that such person is or was a director, officer, employee or agent of the corporation or was serving as such with respect to another corporation or other entity at the request of such corporation, unless such person shall have been adjudicated in any proceeding not to have acted in good faith in the reasonable belief that such action was in the best interests of the corporation. Our Restated Articles of Organization, as amended and restated, contains provisions that require us to indemnify our directors and officers to the fullest extent permitted by Massachusetts law.

Item 16.  Exhibits

5.        Opinion of Ropes & Gray re:  validity of shares

23.1      Consent of PricewaterhouseCoopers LLP

23.2      Consent of Deloitte & Touche LLP

23.3      Consent of Katch, Tyson and Company

23.4      Consent of Goldstein Golub Kessler LLP

23.5      Consent of Ropes & Gray (included in the opinion filed as Exhibit 5.)

24.1 Power of Attorney (included as part of signature page filed herewith)

Item 17.  Undertakings.

     The undersigned registrant hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement (other than as provided in the proviso and instructions to Item 512(a) of Regulation S-K) (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933 (the "Securities Act"); (ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the registration statement; and (iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

     (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (4) That, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or
Section 15(d) of the Exchange Act that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described in Item 15 above, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person in the successful defense of any action, suit or proceeding) is asserted by such officer, director or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether or not such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Amendment No. 2 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, on this 11th day of May, 1999.

                                    RENAISSANCE WORLDWIDE, INC.



                                    By: /s/ Richard L. Bugley
                                       ----------------------------------------
                                         Richard L. Bugley
                                         Vice President and General Counsel

                               POWER OF ATTORNEY

    Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 2 to the Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

    Witness our hands on the date set forth below.

    Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature                                         Title                                    Date
---------                                         -----                                    ----
             *                            President, Chief Executive Officer,            May 11, 1999
---------------------------------------   Chairman of the Board, and Director
G. Drew Conway

             *                            Vice President, General Counsel,               May 11, 1999
---------------------------------------   Clerk and Assistant Treasurer
Richard L. Bugley                         (Interim Principal Financial and
                                           Accounting Officer)

             *                            Director                                       May 11, 1999
---------------------------------------
Terry L. Hunter

             *                            Director                                       May 11, 1999
---------------------------------------
Robert P. Badavas

             *                            Director                                       May 11, 1999
---------------------------------------
Paul C. O'Brien

*By: /s/ Richard L. Bugley
     ------------------------------------
     Richard L. Bugley, Power of Attorney

                                                                   EXHIBIT INDEX
                                                                   -------------

Number     Title of Exhibit                                               Page
------     ----------------                                               ----
5.+        Opinion of Ropes & Gray re: validity of shares

23.1       Consent of PricewaterhouseCoopers LLP

23.2       Consent of Deloitte & Touche, LLP

23.3       Consent of Katch, Tyson & Company

23.4       Consent of Goldstein Golub Kessler LLP

23.5+ Consent of Ropes & Gray (included in the opinion filed as Exhibit 5.)

24.1+ Power of Attorney (included as part of signature page filed herewith)

+Previously filed.